UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189731	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 8, 2017, David Thonpson was appointed to serve as Vice President of Finance and Nello Gonfantini was appointed to serve as Vice President of Real Estate by the Board of Directors of Diego Pellicer Worldwide, Inc. (the “Company” or “Diego”). Effective that same date, the Board of Directors of the Company voted to expand the membership of the Board of Directors to five (5) members and appointed David Thompson and Nello Gonfantini to serve as members of the Board of Directors until their successors are elected and duly qualified. Messrs. Gonfiantini and Thompson have been serving as consultants to the Company since May 2016, assisting Chief Executive Ron Throgmartin in financial and operational matters.

Ron Throgmartin, the Company’s CEO stated, “Nello and Dave have advised us in this critical transition during the last six months. We have recently completed the successful opening of our Seattle flagship retail store and will open the Denver retail facility this month. In addition to this, our two Colorado grow facilities will transition over to operational control by our Denver tenant realizing full lease revenue during the second quarter. We expect to be cash flow positive sometime in the second quarter. This will demonstrate the successful execution of our business model. Gonfiantini and Thompson will be part of the executive team that will identify new opportunities and execute on the Company’s strategy.”

Nello Gonfiantini, the newly appointed Vice President – Real Estate, observed that, “With 27 jurisdictions legalizing marijuana, most having medical dispensaries and some legalizing recreational marijuana, there are almost more opportunities than time and money to execute. We are mobilizing to take advantage of this accelerating growth. Ours is one of the only public companies in this space with the strategy and ability to capitalize on this outsized growth. Lease revenue will provide premium recurring revenue for our Company while having the option of capitalizing on consolidating a high growth industry.”

David Thompson, the Company’s new Vice President – Finance, related that, “ I was in the gaming industry and participated in the first gaming IPO as Chairmen of the Finance Committee at Harrah’s and went on to form a technology company which provided systems and games to the gaming industry. I took my company public. Our shares were listed traded on the NASDAQ and I served as CEO and Chairman of the board for 15 years.”

Continuing, Mr. Thompson stated that, “I see the same opportunities in the cannabis industry. The operators are mom and pops, just like the casino industry when I first started working in it. Profits were high because of the few states in which it was legal. In the 1990s, widespread legalization by the states contributed to the industry’s rapid growth. Is this sounding familiar? There was a rush by the gaming companies to go public to acquire liquidity and access to capital. The industry began to consolidate. This pattern has been repeated over and over again, industry by industry in our economy. It is the natural evolution of new industries. And, it will happen in the cannabis industry.”

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“Acquisition of traditional financing is almost impossible for the licensee/operator due to the FDA’s current classification of Marijuana” quipped Thompson. “Therein lies the opportunity for Diego. With our access to debt and equity capital, we can build and lease facilities to the operators. The extent to which we can attract capital is the extent to which we will grow our lease revenues. With our unique business model and our option to acquire the operating company, we can offer the operator the timely opportunity to participate in the industry consolidation, be a part of a company with a powerful brand name and seasoned management as well as having the liquidity and earning’s multiples that are afforded successful public companies. This is a win for our investors, a win for our tenants, and a strategy for perpetuation and growth of the Company.”

Vice President Gonfiantini added that, “In the meantime, our Company gets a premium return from our leasing business model with the opportunity for a big upside upon consolidation.”

CEO Throgmartin concluded that, “We will continue to focus on new markets and expand in Colorado and Oregon. California and Florida are obviously huge markets. Out target leasing model is a 20 to 30 percent return on our investment in facilities. In addition, we will have income from accessory sales. The exact contribution to profits from these accessory sales are a little difficult to quantify at this time until we get more experience. In the meantime, we are continuing to refine facility design, training platforms, accessory product line expansion, and continued cost containment. We feel we will continue to extend our lead.”

The Board authorized the execution and delivery of 5-year employment agreements for each of the new executive officers. Each shall receive base salaries of $7,500 monthly, with each eligible for bonuses based upon achievement of specific goals and milestones to be determined by the Board. Both received stock grants of restricted common shares in amounts equal to 2.5 % and a non-qualified stock option to purchase an amount of the Company’s restricted common shares equal to 5% of the Company’s outstanding common stock determined as of February1, 2017. The stock options are exercisable over a 10-year period at the exercise price of $0.25 per common share. These agreements further provide that each executive officer has the right to maintain his beneficial ownership position at 7.5% throughout the 5-year terms of their employment agreements, adjustable each successive year. This beneficial ownership right includes in its computation any shares acquired before February 1, 2017 but not after such date.

In addition, the Board also authorized an amendment to the employment agreement for the Company’s CEO, providing that Mr. Throgmartin shall also receive stock grants of the Company’s restricted common shares so that his beneficial ownership position in the Company’s common shares shall be equal to 10% of the Company’s outstanding common shares, adjusted annually for each year of the term of his employment agreement. As with the new Vice Presidents, the computation of the beneficial ownership position of 10% shall not include any shares he subsequently purchases but does include shares he owned as of February1, 2017.

Readers are cautioned not to rely upon the above summaries of the cited agreements but to read the full text of these agreements attached as exhibits to this current report.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.4	Form of Employment Agreement for David Thompson, Vice President – Finance, and Nello Gonfantini, Vice President- Real Estate, dated February 10, 2017.
10.5	Form of Amendment No. 1 to Employment Agreement of Ron Throgmartin, dated February 8, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: February 10, 2017	By:	/s/ Ron Throgmartin
Ron Throgmartin, CEO

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